CONTACT GOLD CORP.
STOCK AND INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, , Restricted Stock Unit or Performance Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) "Board" shall mean the Board of Directors of the Company.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) "Committee" shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.  To the extent required by law (whether required as a matter of law or to obtain the intended tax treatment and tax benefits), the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3.

(g) "Company" shall mean Contact Gold Corp., a Nevada corporation, and any successor corporation.

(h) "Consultant" has the meaning given to such term in TSX Venture Policy 4.4 - Incentive Stock Options

(i) "Director" shall mean a member of the Board.

(j)  "Disinterested Shareholder Approval" means the approval of a majority of shareholders of the Company voting at a duly called and held meeting of such shareholders, excluding votes of Insiders to whom options may be granted under the Plan;

(k) "Eligible Person" shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate.

(l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(m) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, if the Shares are traded on a securities exchange, the Fair Market Value of a Share as of a given date shall be the closing price of one Share as reported on the securities exchange where the Shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

(n) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(i) "Investor Relations Activities" has the meaning given to such term in TSX Venture Policy 1.1 - Interpretation.

(o) "Insider" means:

(i) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary company of the Company, and

(ii) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above;

(p) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(q) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(r)  "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) "Performance Award" shall mean a Restricted Stock or Restricted Stock Unit granted under Section 6(c), the vesting of which is conditioned upon the achievement of one or more financial or other Company-related performance goals (including goals specific to the Participant's individual performance, other than performance of service alone) established by the Committee, or upon any combination of service-based and performance-based conditions.

(t) ".

(u) "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v) "Plan" shall mean the Contact Gold Corp. 2017 Stock and Incentive Plan, as amended from time to time.

(w) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

(x) ""Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(z)  "Section 409A" shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(aa) "Securities Act" shall mean the Securities Act of 1933, as amended.

(bb) "Share" or "Shares" shall mean common shares without par value in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan), provided that such class is listed on a securities exchange.

(cc) "Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(dd) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

(ee) "TSXV" means the TSX Venture Exchange.

Section 3. Administration

(a) Power and Authority of the Committee.The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the vesting and forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation.

The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act; (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m), if applicable; or (iii) any other applicable law or securities exchange rules.

(c) Power and Authority of the Board.Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with any applicable law or securities exchange rules; and (ii) to the extent required by applicable law or securities exchange rules, only the Committee (or another committee of the Board comprised of directors who qualify as independent directors, to the extent required by applicable law or independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

Section 4. Shares Available for Awards

(a) Shares Available. The aggregate number of Shares reserved for issuance under all Awards during the term of the Plan, and the number of Shares reserved for issuance under any other security-based compensation arrangement granted or made available by the Company from time to time, may not exceed 16,500,000 Shares, subject to any adjustments made pursuant to Section 4(c) below.

(b) Counting Shares. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Cash-Only Awards.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iii) Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(i) Limitation on Awards Granted to Non-Employee Directors.  No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $150,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.  The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

(ii) Limits with Respect to Certain Persons. The maximum number of Shares which may be issued to:

(A) any Consultant in any twelve (12) month period under this Plan may be no more than two percent (2%) of the outstanding Shares; and

(B) all Persons conducting Investor Relations Activities for the Company in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares,

less the aggregate number of Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

(C) Options granted to Consultants conducting Investor Relations Activities for the Company shall vest over a period of not less than twelve (12) months with no more than twenty-five percent (25%) of the Options vesting in any three (3) month period.

Notwithstanding any other provision of this Plan, without prior TSXV acceptance, the Company may not accelerate the vesting date of an Option granted to Consultants conducting Investor Relations Activities for the Company.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate, so long as such designated purchase price does not contravene TSXV Exchange Policy 4.4, Section 3.6(a).

(ii) Option Term.  The term of each Option shall be fixed by the Committee at the date of grant, but shall not be longer than five (5) years from the date of grant. Notwithstanding any other provision of the Plan, if the date that any vested Option ceases to be exercisable (the "Expiry Date") falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such Option due to a black-out period or other trading restriction imposed by the Company, then the Expiry Date of such Option shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the exercise price of each Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(iv) Termination or Cessation of Employment. Except as otherwise determined by the Committee:

(A) if a Participant who is a non-executive director of the Company ceases to be an Eligible Person as a result of his or her retirement from the Board, each unvested Option held by such Participant shall automatically vest on the date of his or her retirement from the Board, and thereafter each vested Option held by such Participant will cease to be exercisable on the earlier of the original expiry date of the Option and 90 days after the date of his or her retirement from the Board.

(B) if a Participant dies, the legal representative of the Participant may exercise the Participant's vested Options for a period until the earlier of the original expiry date of the Award and 90 days after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death. For greater certainty, all unvested Options held by a Participant who dies shall terminate and become void on the date of death of such Participant.

(C) if a Participant ceases to be an Eligible Person for any reason whatsoever other than in (a) to (b) above, each vested Option held by the Participant will cease to be exercisable on the earlier of the original expiry date of the Option and six (6) months after the termination date; provided that all unvested Options held by such Participant shall automatically terminate and become void on the termination date of such Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Award to vest with the Participant.

(v) Dividend Equivalent Rights.  Options may not contain features providing for dividend equivalent rights other than equitable adjustments as provided in Section 4(c).

(vi) Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(D) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights.The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term and exercise provisions of each Stock Appreciation Right shall be subject to the limitations in Sections 6(a)(ii) and (iv) above applicable to Options).  However, Stock Appreciation Rights may not contain features providing for dividend equivalent rights other than equitable adjustments as provided in Section 4(c).  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.(a) The Committee is hereby authorized to grant an Award of Restricted Stock Units (including Performance Awards) to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Restricted Stock and Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  For purposes of clarity and without limiting the Committee's general authority under Section 3(a), vesting of such Awards may, at the Committee's discretion, be conditioned upon the Participant's completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions.  Notwithstanding the foregoing, rights to dividend or equivalent payments shall be subject to the limitations described below.  Restricted Stock Units may be settled upon vesting or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and specified in an Award Agreement.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of all restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares (or a cash payment equal to the Fair Market Value of the Shares) shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Dividend Equivalent Rights.  The Committee is hereby authorized to grant Awards that accrue dividend equivalent rights to the amount of cash dividends paid by the Company to holders of Shares with respect to Restricted Stock or Shares underlying the Restricted Stock Units.  Such rights may be accrued in cash or converted into rights to additional Shares, subject to such conditions as the Committee may provide.  However, dividend equivalent amounts with respect to any Restricted Stock and Shares underlying any Restricted Stock Unit may be accrued but not paid to a Participant until all conditions or restrictions relating to such Shares have been satisfied, waived or lapsed.

(d) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law. Unless an Award Agreement expressly states otherwise, all dollar values awarded and purchase consideration shall be in U.S. currency.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards.  Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

(v) Black-out Period.  Notwithstanding any other provision of this Plan, if the date that any vested Award ceases to be exercisable falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such Award due to a black-out period or other trading restriction imposed by the Company, then the expiry date of such Award (except for Incentive Stock Options or Awards granted to Participants who are subject to the Income Tax Act (Canada) with respect to the Award) shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed.

(vi) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii) Public Offering.  In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Stock (a "Public Offering"), each Eligible Person or holder or beneficiary thereof shall be prohibited from effecting any public sale or distribution of any Shares(other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the "lock-up" period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering.  If requested by the underwriters managing any Public Offering, each Eligible Person shall execute a separate agreement to the foregoing effect.  Without limiting the foregoing clause (a), if (1) during the last 17 days of the "lock up" period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the "lock up" period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the "lock up" period, the restrictions imposed by this paragraph shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).

(viii) Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee's separation from service (or if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

(ix) Bona Fide Employees.  For Awards granted to employees of the Company, Consultants or individuals employed by a company or individual providing management services to the Company, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide employee of the Company, Consultant or individual employed by a company or individual providing management services to the Company, as the case may be.

(x) Rule 144 Securities Act Restrictions.  Unless the Awards and any securities issued under the Awards have been registered under the Securities Act and applicable state securities laws, any Awards will be issued pursuant to exemptions from such registration requirements. Any unregistered Awards and any securities issued under the Awards will be deemed "restricted securities" as defined in Rule 144 of the Securities Act and may be resold only in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, and prior to such sale the Participant shall provide the Company an opinion of counsel or other evidence of exemption, reasonably satisfactory to the Company.

Section 7. Amendment and Termination; Corrections

(a) Amendments to the Plan and Awards.The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Plan, or with the written consent of the Participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan.  Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, prior approval of the shareholders of the Company shall only be required for any amendment to the Plan or an Award that would:

(i) increase the maximum number of Shares that may be issuable from treasury pursuant to Awards granted under the Plan (as set out in Section 4(a)), other than an adjustment pursuant to Section 4(c);

(ii) require shareholder approval under applicable law or the rules or regulations of any securities exchange that is applicable to the Company; or

Disinterested Shareholder Approval is required for the following:

(iii) any individual Award grant that would result in the grant to Insiders (as a group), within a twelve (12) month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Shares, calculated on the date an Award is granted to any Insider;

(iv) any individual Award grant that would result in the number of Shares issued to any individual in any twelve (12) month period under this Plan exceeding five percent (5%) of the issued Shares, less the aggregate number of Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

(v) any amendment to Awards held by Insiders that would have the effect of decreasing the exercise price of the Award.

(b) Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i) either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's vested rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(iii) that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may, without prior approval of the shareholders of the Company,  correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to the requirements of ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards.No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.  An Award Agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c) Plan Provisions Control.In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Shareholders.Except with respect to Restricted Stock Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c) or Section 6(f)), neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements.Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment.The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Clawback or Recoupment

 All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 11. Effective Date of the Plan

The Plan was adopted by the Board on and effective May 29, 2020.

Section 12. Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on May 29, 2030 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.